Exhibit 99.19

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in open market or privately.

MARFRIG GLOBAL FOODS S.A.
Publicly Held Company
CNPJ/MF nº 03.853.896/0001-40
NIRE 35.300.341.031

MINUTES OF THE EXTRAORDINARY GENERAL MEETING
OPENED AND SUSPENDED ON JUNE 18, 2025

1	DATE, TIME, AND PLACE: The meeting was opened on June 18, 2025, at 11:00 a.m., held exclusively in person at the registered office of Marfrig Global Foods S.A. (“Company”), located in the city of São Paulo, State of São Paulo, at Avenida Queiroz Filho, No. 1,560, block 5, room 301, Vila Hamburguesa, ZIP Code 05319-000, and was suspended until the new date of the BRF Meeting (as defined below), which will be timely disclosed by the Company.

2	CALL NOTICE: The notice of meeting was published in the print editions of “Valor Econômico” on May 16, 19, and 20, 2025 (pages C9, B6, and A12, respectively), as well as in the newspaper’s digital edition. All documents required under CVM Resolution no. 81/2022 were also electronically disclosed to the market.

3	PUBLICATIONS: All documents relating to the matters to be resolved at this Meeting, as provided for in Resolution No. 81 of the Brazilian Securities Commission (Comissão de Valores Mobiliários or "CVM") of March 29, 2022 (“CVM Resolution 81”), were made available to shareholders at the registered office of the Company and on the Company’s website (ri.marfrig.com.br), the CVM website (gov.br/cvm), and the website of B3 S.A. – Brasil, Bolsa, Balcão (“B3”) (www.b3.com.br).

4	ATTENDANCE: Present at this Meeting were shareholders representing approximately 85.24% (eighty-five point two four percent) of the Company’s voting share capital, excluding the shares issued by the Company and held in treasury, comprising (i) shareholders attending this Meeting in person; and (ii) shareholders whose distance-voting ballots were deemed valid, pursuant to Article 47, item II, of CVM Resolution 81. Also present were: (i) Mr. Antonio Dos Santos Maciel Neto, member of the Board of Directors of the Company, Coordinator of the Statutory Audit Committee and Coordinator of the Special Independent Committee of the Company, created in connection with the Merger (as defined below); (ii) Mr. Tang David, Chief Financial and Administrative Officer and Investor Relations Officer; (iii) Mr. Lucio Abrahão Monteiro Bastos, member of the Fiscal Council; and (iv) Mr. Miguel Côrtes Carneiro Monteiro, representative of the Appraisal Company (as defined below).

5	Chair President: Once the quorum for the holding of the Meeting was verified, the chair was composed of Mr. Tang David – Chair; and Mr. Ricardo Araujo Rocha – Secretary.

6	READING OF DOCUMENTS AND DRAFTING OF THE MINUTES: The reading of the documents relating to the matters to be resolved at this Meeting was waived, since (i) they were made available to shareholders at the registered office of the Company; (ii) they were made available to shareholders on the Company’s website (ri.marfrig.com.br); (iii) they were forwarded to B3, pursuant to Article 124, paragraph 6, of the Brazilian Corporations Law; and (iv) they were made available to shareholders on the CVM website (gov.br/cvm). Additionally, the Chair informed that the consolidated summary voting map regarding distance-voting ballots accepted by the Company was available for consultation, and reading of the same was waived by the shareholders present, pursuant to Article 46-C, sole paragraph, of CVM Resolution 81, and will be filed at the Company’s registered office as per Article 130, paragraph 1, of the Brazilian Corporations Law.

7	GENERAL CONSIDERATIONS: This Meeting was called in the context of the operation for the incorporation, by the Company, of all shares issued by BRF S.A. (“BRF,” together with the Company, the “Companies”) not held by the Company on the Closing Date (as defined below), in consideration for the delivery to BRF shareholders (other than the Company) of ordinary shares issued by the Company, resulting in the transfer of the BRF shareholder base to the Company, pursuant to Article 252 of the Brazilian Corporations Law (“Merger”). Upon completion of the Merger, BRF will become a wholly-owned subsidiary of the Company. The terms and conditions applicable to the Merger were established in the “Plan of Merger of BRF S.A. Shares by Marfrig Global Foods S.A.” (“Plan of Merger”).” executed between the Companies on May 15, 2025, as amended and consolidated by the “First Amendment to the Plan of Merger for the Merger of BRF S.A. Shares into Marfrig Global Foods S.A.” executed between the Companies on May 26 2025 (“Plan of Merger”). The resolutions described below are interdependent legal acts, and it is a premise that each of the steps shall not take effect individually unless all the others are also effective and, as a whole, are implemented.

8	AGENDA: The shareholders of the Company were gathered to examine, discuss, and resolve on the following matters:

(i)	approval of the Plan of Merger, which establishes the terms and conditions of the Share Incorporation;

(ii)	approval of the Merger, which effectiveness shall be subject to satisfaction (or waiver, as applicable) of the Conditions (as defined in the Plan of Merger) and the date on which the Merger shall be deemed complete under the Plan of Merger (“Closing Date”);

(iii)	approval of the increase of the Company’s share capital, the issuance of ordinary shares by the Company, as well as the consequent amendment to the Company’s bylaws (“Bylaws”), with delegation to the Board of Directors of the Company of powers to confirm the effective quantity of shares to be issued by the Company in the event of adjustments to the Exchange Ratio (as defined in the Plan of Merger) in the context of the Merger, subject to the satisfaction (or waiver, as applicable) of the Conditions and the occurrence of the Closing Date (“Capital Increase”);

(iv)	ratification of the appointment of Apsis Consultoria Empresarial Ltda., registered with the Cadastro Nacional da Pessoa Jurídica of the Ministry of Finance (CNPJ/MF) under No. 08.681.365/0001-30 and with the Regional Accounting Council of the State of Rio de Janeiro (CRC/RJ) under No. 005112/O-9, headquartered in the city of Rio de Janeiro, State of Rio de Janeiro, at Rua do Passeio, No. 62, 6th floor, Centro, ZIP Code 20021-290 (“Appraisal Company”) as the responsible company for preparing (a) the appraisal report at market value of BRF shares to be incorporated by the Company in the context of the Merger (“Merger Appraisal Report”); and (b) the appraisal report containing the calculation of the exchange ratio for shares held by BRF’s non-controlling shareholders, based on the net asset value of the Company and BRF, assessed with the same criteria and on the same date, at market prices, as per Article 264 of the Brazilian Corporations Law (“264 Appraisal Report”);

(v)	approval of the Merger Appraisal Report;

(vi)	approval of the 264 Appraisal Report;

(vii)	amendment of the corporate name of the Company and consequent amendment to the Bylaws, subject to the occurrence of the Closing Date and conclusion of Merger;

(viii)	consolidation of the Bylaws, subject to the occurrence of the Closing Date and conclusion of the Merger; and

(ix)	authorization for the Company’s management to perform all acts necessary to complete the Merger.

9	RESOLUTIONS: The meeting having commenced, it was unanimously approved by the shareholders present that these minutes would be drafted as a summary of the events, including only the resolutions adopted, as permitted by Article 130, paragraph 1, of the Brazilian Corporations Law, as well as the publication of these minutes omitting the signatures of the shareholders present, under Article 130, paragraph 2, of the Brazilian Corporations Law. Next, due to the decision by the CVM to grant the request to postpone the BRF Extraordinary General Meeting originally called for June 18, 2025 at 9:00 a.m. (“BRF Meeting”), as disclosed jointly by the Companies on June 17 2025, and given that, according to Section 7.1 of the Plan of Merger, this Meeting and the BRF Meeting must be coordinated to occur on the same date, the Chair submitted for a vote the suspension of this Meeting until the new date of the BRF Meeting, which will be timely disclosed by the Company. The aforementioned proposal, when put to a vote, was approved unanimously by the shareholders present, resulting in the suspension of the proceedings of this Meeting until the new date for the BRF Meeting, which will be announced in due course by the Company. The votes cast included 83.34% in favor, representing 695,772,654 shares, 0.00 per cent against, representing 0 shares, and 0.17 per cent abstentions, representing 1,407,904 shares.

10	CLOSURE AND SIGNATURES: There being no further business, the floor was opened to anyone wishing to speak. As there were no comments, the works of this Meeting were suspended for the drafting of these minutes as a summary of the events, which will be published omitting the signatures of the shareholders present, in accordance with Article 130, paragraphs 1 and 2, of the Brazilian Corporations Law. Upon resumption, these minutes were read, approved, and signed by the chair and shareholders attending the Meeting in person, and, under Article 47, paragraph 1, of CVM Resolution 81, shareholders whose distance-voting ballots were accepted by the Company were considered signatories to these minutes.

São Paulo, June 18, 2025.

Chair:

Tang David President	Ricardo Araujo Rocha Secretary

Shareholders present:

_____________________________________ MMS PARTICIPAÇÕES LTDA. Attorney in Fact – Roberto Rocha de Jesus

_____________________________________ MARCOS ANTONIO MOLINA DOS SANTOS Attorney in Fact – Roberto Rocha de Jesus

_____________________________________ Marcia Aparecida Pascoal Marçal dos Santos Attorney in Fact – Roberto Rocha de Jesus

_____________________________________

IT NOW IBOVESPA FUNDO DE ÍNDICE, IT NOW IDIV FUNDO DE INDICE, IT NOW IGCT FUNDO DE INDICE, IT NOW PIBB IBRX-50 FUNDO DE ÍNDICE, IT NOW SMALL CAPS FUNDO DE INDICE, ITAU CAIXA ACOES FI, ITAU FTSE RAFI BRAZIL 50 CAPPED INDEX FIA, ITAÚ GOVERNANÇA CORPORATIVA AÇÕES FUNDO DE INVESTIMENTO SUSTENTÁVEL, ITAU IBOVESPA ATIVO MASTER FIA, ITAU INDEX ACOES IBRX FI, ITAU SMALL CAP MASTER FUNDO DE INVESTIMENTO EM ACOES, ITAÚ AÇÕES DIVIDENDOS FI, ITAÚ HUNTER TOTAL RETURN MULTIMERCADO FI, ITAÚ IBRX ATIVO MASTER FIA, ITAÚ INDEX AÇÕES IBOVESPA FI, ITAÚ LONG AND SHORT PLUS MULTIMERCADO FI, ITAÚ PREVIDÊNCIA IBRX FIA, ITAÚ QUANTAMENTAL GEMS MASTER AÇÕES FUNDO DE INVESTIMENTO, WM SMALL CAP FUNDO DE INVESTIMENTO EM AÇÕES, IT NOW IBOVESPA B3 BR+ FUNDO DE ÍNDICE RESPONSABILIDADE LIMITADA, IT NOW IDIV RENDA DIVIDENDOS FUNDO DE ÍNDICE – RESPONSABILIDADE LIMITADA, ITAÚ MASTER GLOBAL DINÂMICO MULTIMERCADO FUNDO DE INVESTIMENTO, ITAÚ MASTER GLOBAL DINÂMICO ULTRA MULTIMERCADO FUNDO DE INVESTIMENTO, ITAÚ VÉRTICE OMNI FUNDO DE INVESTIMENTO FINANCEIRO MULTIMERCADO RESPONSABILIDADE LIMITADA, STICHTING BEDRIJFSTAKPENSIOENFONDS V H S, A,ENGLASZETBEDRIJF

Attorney in Fact – Karina Francisca de Andrade

Shareholders present via distance-voting ballot, under CVM Resolution 81: MAMS FIA; RICARDO FLORENCE DOS SANTOS, NILZA NASHIRO FLORENCE DOS SANTOS, ALCIDES JOSÉ CORTES BERGAMO, MAURICIO MANFREDINI, JOSÉ IGNACIO SCOSERIA REY, RUI MENDONÇA JUNIOR., JAIRO AGOSTA, ALISSON BARROS NAVARRO; LUIZ UBIRAJARA NUNES COSTA; IGOR TARCITANO DA SILVA; JOSE JARDIM DE ARAUJO FO; VITOR RIBEIRO MATSUMOTO; GUSTAVO SEVERO DE SEVERO; TELMO MALTZ WEINSTEIN; MARCOS RODRIGUES DA SILVA; EDUARDO RIBEIRO HEITOR; JOSE NILTON ALVES DOS SANTOS; FRANCISCO BRAZ IGUTI; MICHAEL DOUGLAS DO ESPIRITO SANTO; NELSON WU SHAW MING KIN; RENATO PORTO DE AMORIM; RAFAEL HENRIQUE BRUNHERA; JOSE ADEMAR LEAL TAVARES; MIGUEL HLEBCZUK JUNIOR; ALSIMAR TIAGO DE OLIVEIRA; JAIR VIEIRA TAVARES JUNIOR; GERALDO BARBOSA DE OLIVEIRA SEGUNDO; WILLIAM OLIVEIRA DIAS; WENDSON SANTANA SANTOS; DIEGO ARAUJO DE MEDEIROS BRITO; GUSTAVO FRAGA PAIM DA SILVA; EDUARDO KLEIN VIEIRA; RAFAEL VINICIUS SOUZA DE MOURA; JONATAS DOS SANTOS FERREIRA; ANDRE LUIZ MEDEIROS PEIXOTO; JOSEFA MARIA DA S MAGALHAES; ADOLFO MARTINS DA SILVA; CARLOS FERNANDO ALVES DE SOUZA; VALDECIR FURLAN; LUIS FELIPE DOVICHI MENDES; VICTOR ANDREA BLOISE VIDAL; VALDEMI GOMES PEREIRA; UMBERTO GOBBATO; RONI MACHINEZ DA CUNHA; ROMILDO DONIZETI RODRIGUES; RUBENS MIACHON JUNIOR; RUI LEOPOLDO HESS DE SOUZA; IAGO DE FARIA MOREIRA; TAN HOK GUAN; KARLA MARIA DE OLIVEIRA GONCALVES; LUIZ ANTONIO ASCENCAO FILHO; LEILA CAROLINE TOLEDO CORTEZ SOLES; GUILHERME DAVINI JAHIC; AMADEU FERNANDO H CARDOSO; JATHIR TREGNAGO BETIOL; EVALDO LUIS BRAGANCA GUERRA; JOAO GUILHERME PEREIRA; EMILSON BRAGA DA SILVA; RUI AUGUSTO GRALHOZ; JEAN CARLOS BATISTA DA SILVA; GABRIEL DE ALCANTARA ANDRADE; FLAVIA LOPES ROCHA DA SILVA; KENJI MARCOS SUZUKI; LUIZ CLAUDIO GALANTE; DIEGO GUILHERME ASSMANN; AMANDA RODRIGUES CAMARGO; NILSON JARA COENE; JOSE OTHON RIBEIRO MOREIRA NETO; TATIANA GABRIEL ALVIM; VINICIUS BATISTA MORAES; EUCLIDES TEDESCO; WEDER SEVERNINE DA VITORIA; PEDRO DE ALMEIDA SILVA FILHO; FABRICIO ALEXANDRE VIANA OLIVEIRA; MARCOS AUGUSTO SARAGIOTTO; RICARDO DOS SANTOS BERWANGER; WILIAN DA SILVA FARIAS; CARLOS ALBERTO BURBELA; LUIZ ANTONIO DA SILVA; JOADSON MENDES SANTOS; JOSE CARLOS MANOEL; CARLOS FONSECA AVILA; CARLOS AUGUSTO PINTO; LUIS GUSTAVO SOLEO SCALAMBRINO; VERONILSON DE SOUSA MARINHO; FABIO HAACH TEO; ALDERLEIDE LINO BRAZ DE MACEDO; LUCIA HELENA SAUWEN DO AMARANTE; ALEXANDRE JOSE CONSELVAN; CASSIO LIMA FIGUEREDO; MURAD SAID SALEH YUSUF SAID; ADALBERTO PEREIRA BARBOSA; JUSCELINO MATIAS DE LIMA; SALVADOR FERNANDES DE JESUS JUNIOR; LUCIANO SORIANO VENEZIANI; GILBERTO ANTONIO DE MELLO; MARCOS VINICIUS DE ARAUJO SILVA; ELINALDO VIEIRA DOS SANTOS; PAULO CESAR ALVES DA SILVA; GUILHERME CUNHA PEGORARO; LETICIA SANTOS SCHEFFER; ROBERTO LIMA WURMLI; VICTOR FLORES DA MATTA PIRES; CARLOS FREDERICO SCHNEIDER; MARCELO PINHEIRO CIRIACO; KLEBER ALBERTO BION; ROBERTO JOSE REGINATTO; LEANDRO DA SILVA ARAUJO; LEONARDO OLIVEIRA DA SILVA; ALEXANDRE ARREBOLA FERREIRA; MARIA BETANIA DE NAZARETH C VINAGRE; LUCIANO MICHAEL DE SOUZA; ROBERTO DA SILVA PFALTZGRAFF; RICARDO LACERDA CAIADO; CRISTINA ROVERE GEHLING; ADILSON SEITI SAKUGAWA; JOAB MOREIRA CARNEIRO; RONIVALDO MOURA DE SOUZA FILHO; RODRIGO NEPTUNE HERRMANN; JOEL DA FONSECA MARTINS; MARCOS SCATULIN BOCCA; PAULO DE MORAES BARROS; GLEYCON SIQUEIRA LAMPRECHT; DOUGLAS HENRIQUE DOS SANTOS DE ALMEIDA; SARA CARINE DOS SANTOS BARBOSA; IVONEI MOREIRA DUARTE; RONALTON RAMOS; PEDRO CARLOS COSENTINO; MARCELO JOVANI D ALMARCO; NILMA SILVA DO NASCIMENTO; CLISTENES HENRIQUE DA SILVA; FERNANDO DE SOUZA LISBOA; PEDRO BERNARDINELLI JUNIOR; EMILIA BARONI; ANDRE LUIZ DE ANDRADE DOWSLEY; CARLOS HENRIQUE BUSATTO TEIXEIRA; UILE PIRES BORGES DA SILVA; MARIA LUCIA RAMALHO MARTINS; GUSTAVO ANTONIO MONTEIRO DE VASCONCELLOS; LEANDRO BARROS PEREIRA; MARIA CRISTINA FOGACA VARGAS; JOSE ARTINI NETTO; JACKSON JOSIMARIO DA SILVA; ADEMAR GRAVE; SUEDNO PEREIRA OLIVEIRA; FABIANO DO NASCIMENTO MAGALHAES; ALESSANDRO DOS SANTOS MAIA; GUILHERME KLEIN GONZATTO; ELISEU DA SILVA AZEVEDO; ROBERTO AOKI ROMERO; ANDRE MARINO KULLER; ALVARO MEDEIROS DE SOUZA ANJOS FILHO; 1199 HEALTH CARE EMPLOYEES PENSION FUND; IBM DIVERSIFIED GLOBAL EQUITY FUND; LEGAL & GENERAL INTERNATIONAL INDEX TRUST; NORTHERN TRUST COMMON ALL COUNTRY WORLD EX-US INVESTABLE MAR; LEGAL & GENERAL GLOBAL EMERGING MARKETS INDEX FUND; GENERAL PENSION AND SOCIAL SECURITY AUTHORITY; THE BOEING COMPANY EMPLOYEE SAVINGS PLANS MASTER TRUST; THE BOARD OF THE PENSION PROTECTION FUND; CONNOR CLARK & LUNN COLLECTIVE INVESTMENT TRUST; NORTHERN TRUST COLLECTIVE EMERGING MARKETS QUALITY; STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR DE DETAILHANDEL; OPSEU PENSION PLAN TRUST FUND; ACADIAN NON-US SMALL-CAP LONG-SHORT EQUITY FUND, LLC; ACADIAN COLLECTIVE INVESTMENT TRUST; CC&L Q EMERGING MARKETS EQUITY FUND LP; AMERICAN HEART ASSOCIATION, INC.; VIDENT INTERNATIONAL EQUITY FUND - WI; ADVISORS INNER CIRCLE FUND-ACADIAN E.M.PORTF; PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND; THE MONETARY AUTHORITY OF SINGAPORE; PARAMETRIC EMERGING MARKETS FUND; FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC A E M FUND; SCOTTISH WIDOWS INVESTMENT SOLUTIONS FUNDS ICVC- FUNDAMENTAL; DESJARDINS GLOBAL BALANCED STRATEGIC INCOME FUND; SCOTIA BALANCED OPPORTUNITIES FUND; GMO GLOBAL R RETURN (UCITS) F, A SUB-FUND OF GMO FUNDS PLC; MERCER UCITS COMMON CONTRACTUAL FUND; MERCER QIF FUND PLC; STATE OF ALASKA RETIREMENT AND BENEFITS PLANS; AMERICAN CENTURY ETF TRUST - AVANTIS EMERGING MARK; TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS; THE REGENTS OF THE UNIVERSITY OF CALIFORNIA; JOHN HANCOCK TRUST COMPANY COLLECTIVE INVESTMENT T; AMERICAN CENTURY ETF TRUST-AVANTIS EMERGING MARKET; POLICE AND FIREMEN'S RETIREMENT SYSTEM OF NEW JERS; AMERICAN CENTURY ICAV; CAISSE DE DEPOT ET PLACEMENT DU QUEBEC; TEXAS MUNICIPAL RETIREMENT SYSTEM; THE CAPTIVE INVESTORS FUND; EASTSPRING INVESTMENTS; LEGAL GENERAL U. ETF P. LIMITED COMPANY; THE PENSION RESERVES INVESTMENT MANAGEMENT BOARD; ACADIAN EMEMRGING MARKETS EQUITY FUND; THE BANK OF NEW YORK MELLON EMP BEN COLLECTIVE INVEST FD PLA; ACADIAN EMERGING MARKETS EQUITY II FUND, LLC; ALASKA PERMANENT FUND; EATON VANCE TR CO CO TR FD - PA STR EM MKTS EQ COM TR FD; ACADIAN EMERGING MARKETS SMALL CAP EQUITY FUND LLC; BNYM MELLON CF SL ACWI EX-U.S.IMI FUND; ACADIAN ACWI EX US-SMALL CAP FUND LLC; FIRST TRUST EMERGING MARKETS SMALL CAP ALPHADEX FUND; THE EMERGING M.S. OF THE DFA I.T.CO.; EMER MKTS CORE EQ PORT DFA INVEST DIMENS GROU; LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD; COLONIAL FIRST STATE GLOBAL SHARE FUND 30; CC&L Q GLOBAL SMALL CAP EQUITY FUND; CC&L ALTERNATIVE CANADIAN EQUITY FUND; CC&L Q CANADIAN EQUITY 130/30 PLUS FUND; CC&L Q US EQUITY EXTENSION FUND; CC&L MULTI-STRATEGY FUND; CC AND L Q 140-40 FUND; CC&L Q MARKET NEUTRAL FUND; JOSE ROBERTO RODRIGUES JUNIOR; FERNANDO AMARO ALVES; PEDRO PIRES; VIRGINIA RETIREMENT SYSTEM; COLONIAL FIRST STATE EMERGING MARKETS FUND 6; DIMENSIONAL EMERGING CORE EQUITY MARKET ETF OF DIM; CLAUDIO ZATTERA; CIRCE DE NADAI COELHO STRADIOTTO; LEOPOLDO MONTEIRO VILLELA JUNIOR; BRITISH COAL STAFF SUPERANNUATION SCHEME; STICHTING PENSIOENFONDS CAMPINA; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO; FIRST TRUST BRAZIL ALPHADEX FUND; PRUDENTIAL ASSURANCE COMPANY SINGAPORE (PTE) LTD; SILVANIA MARIA SEVERINO; FAMA LATAM CLIMATE TURNAROUND FIA; LEGAL & GENERAL COLLECTIVE INVESTMENT TRUST; FILIPE FREIRE SANTOS; JOSE FIRMINO DE MATOS; GENERAL ORGANISATION FOR SOCIAL INSURANCE; QIC INTERNATIONAL EQUITIES FUND; QIC LISTED EQUITIES FUND; CUSTODY B. OF J. LTD. RE: STB D. E. E. F. I. M. F.; VANGUARD FUNDS PUBLIC LIMITED COMPANY; VANGUARD INVESTMENT SERIES PLC / VANGUARD ESG EMER; VANGUARD FUNDS PLC / VANGUARD ESG GLOBAL ALL CAP U; VANGUARD FUNDS PLC / VANGUARD ESG EMERGING MARKETS; ISHARES MSCI EMERGING MARKETS SMALL CAP ETF; ISHARES MSCI BRAZIL SMALL CAP ETF; ISHARES III PUBLIC LIMITED COMPANY; GOLDMAN SACHS FUNDS II - GOLDMAN SACHS GMS EMERGING MARKETS; ISHARES CORE MSCI TOTAL INTERNATIONAL STOCK ETF; ISHARES CORE MSCI EMERGING MARKETS ETF; ISHARES EMERGING MARKETS FUNDAMENTAL INDEX ETF; COMMONFUND EM QUANTITATIVE FOCUS FUND, LLC; VANGUARD INV FUNDS ICVC-VANGUARD FTSE GLOBAL ALL CAP INDEX F; GOLDMAN SACHS TRUST II- GOLDMAN SACHS MULTI-MANAGER G E FUND; THE INCUBATION FUND, LTD.; FRANKLIN TEMPLETON ETF TRUST - FRANKLIN FTSE BRAZI; VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF; COMMONFUND SCREENED GLOBAL EQUITY, LLC; FRANKLIN TEMPLETON ETF TRUST - FRANKLIN FTSE LATIN; WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MUL; ISHARES CORE MSCI EMERGING MARKETS IMI INDEX ETF; FRANKLIN LIBERTYSHARES ICAV; BLACKROCK LIFE LIMITED - DC OVERSEAS EQUITY FUND; THE BANK OF N. Y. M. (INT) LTD AS T. OF I. E. M. E. I. F. UK; ISHARES PUBLIC LIMITED COMPANY; THE CHICAGO PUB.SCHOOL TEACHERS P. AND RETIREM F; MULTI MANAGER CANADA GLOBAL EQUITIES FUND; SAMANTHA MONTEIRO DE OLIVEIRA; THOMAS MAGNO DE JESUS SILVEIRA; LEONEL RODRIGUES LAZOUWNIK; DANILO MARQUES ALMEIDA; FERNANDO SILVA SANTOS; UTAH STATE RETIREMENT SYSTEMS; CATERPILLAR INVESTMENT TRUST; WATER AND POWER EMPLOYEES RETIREMENT PLAN; COMMONWEALTH OF MASSACHUSETTS EMPLOYEES DEFERRED COMP PLAN; MACKENZIE EMERGING MARKETS SMALL CAP MASTER FUND (; WS WALES PP EMERGING MARKETS EQUITY FUND; FORD MOTOR COMPANY OF CANADA, L PENSION TRUST; GLOBAL X SUPERDIVIDEND UCITS ETF; IBM 401 (K) PLUS PLAN; STATE STREET ACTIVE EM MKTS SEC LEND QP COM TR FD; SPDR SP EMERGING MARKETS ETF; RUSSELL INVESTMENT COMPANY PUBLIC LIMITED COMPANY; STATE STREET E M S CAP A S L QIB C TRUST FUND; SSGATC I. F. F. T. E. R. P. S. S. M. E. M. S. C. I. S. L.F.; ST ST MSCI EMERGING MKT SMALL CI NON LENDING COMMON TRT FUND; SCHWAB EMERGING MARKETS EQUITY ETF; MANAGED PENSION FUNDS LIMITED; STATE ST GL ADV TRUST COMPANY INV FF TAX EX RET PLANS; SSGA SPDR ETFS EUROPE I PLC; SPDR PORTFOLIO MSCI GLOBAL STOCK MARKET ETF; WASHINGTON STATE INVESTMENT BOARD; SCHWAB FUNDAMENTAL EMERG0ING MARKETS LARGE COMPANY INDEX ETF; STATE STREET IRELAND UNIT TRUST; ST STR MSCI ACWI EX USA IMI SCREENED NON-LENDING COMM TR FD; STATE STREET GLOBAL ALL CAP EQUITY EX-US INDEX PORTFOLIO; PIMCO EQUITY SERIES: PIMCO RAE EMERGING MARKETS FUND; PIMCO RAE EMERGING MARKETS FUND LLC; RUSSELL INSTITUTIONAL FUNDS, LLC - REM EQUITY PLUS FUND; OMERS ADMINISTRATION CORPORATION; PIMCO EQUITY SERIES: PIMCO RAFI DYNAMIC MULTI-FACTOR EMERGIN; INTERNATIONAL MONETARY FUND; ARROWSTREET EMERGING MARKET ALPHA EXTENSION TRUST; VANECK VECTORS BRAZIL SMALL-CAP ETF; CITY OF NEW YORK GROUP TRUST; RUSSELL INVESTMENTS INSTITUTIONAL FUNDS LLC SUSTAI; ARROWSTREET EMK ALPHA EXTENSION FUND L.P.; ARROWSTREET EMERGING MARKET TRUST FUND; CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM; THRIFT SAVINGS PLAN; SPDR S&P EMERGING MARKETS EX-CHINA ETF; QMA JP EMERGING MARKETS ALL CAP OFFSHORE FUND, LTD; QMA JP EMERGING MARKETS ALL CAP ONSHORE FUND, L.P.; 3M EMPLOYEE RETIREMENT INCOME PLAN TRUST; FLORIDA RETIREMENT SYSTEM TRUST FUND; MACKENZIE EMERGING MARKETS SMALL CAP FUND; BLACKROCK BALANCED CAPITAL FUND, INC.; MACKENZIE EMERGING MARKETS EX-CHINA EQUITY FUND; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; LAURO SUTILLE; JOAO VITOR ROSA DOS SANTOS; ALTAMIRO THADEU FRONTINO SOBREIRO; FORD MOTOR CO DEFINED BENEF MASTER TRUST; THE UNITED NATIONS JOINTS STAFF PENSION FUND; NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST; WS WALES PP GLOBAL OPPORTUNITIES EQUITY FUND; SPARTAN GROUP TRUST FOR EMPLOYEE BENEFIT PLANS: SP; FIDELITY SALEM STREET T: FIDELITY TOTAL INTE INDEX FUND; NEW YORK STATE TEACHERS RETIREMENT SYSTEM; MCIC VERMONT (A RECIPROCAL RISK RETENTION GROUP); NAT WEST BK PLC AS TR OF ST JAMES PL GL SMALL COMP UNIT FUND; CC&L Q EMERGING MARKETS EQUITY FUND; CARLOS ALBERTO MOREIRA KOPKE; OSMAR AILTON ALVES DA CUNHA; MARCELO ALEX MONTEIRO DA SILVA; ARROW. CAP. IR. LTD FAOBO ARR. GL. EQ. CCF, ASFOTA CCF; NORGES BANK; STICHITING BLUE SKY ACT EQ EM MK GL FUND; BARCLAYS MULTI-MANAGER FUND PUBLIC LIMITED COMPANY; NORTHERN TRUST COLLECTIVE EAFE SMALL CAP INDEX FUND-NON LEND; BLACKROCK ADVANTAGE GLOBAL FUND INC; COLLEGE RETIREMENT EQUITIES FUND; CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM; INVESCO MARKETS III PLC - INV FTSE RI EMERGING MARK U ETF; INVESCO INVESTMENT MANAGEMENT LTD, ACTING AS MANAG; EMPLOYEES RET SYSTEM OF THE STATE OF HAWAII; IVESCO FTSE RAFI EMERGING MARKETS ETF; GLOBAL X SUPERDIVIDEND ETF; VICTORYSHARES USAA MSCI E. M. VALUE M. ETF; OAKTREE EMERGING MARKETS EQUITY HOLDINGS,L.P; CLOVIS GARCIA MARCONDES; JOSIMAR DA SILVA CAMARA; BB TOP ACOES DIVIDENDOS FIA; BRASILPREV TOP ACOES DIVIDENDOS FI; BRASILPREV TOP PLUS FDO DE INVEST DE ACOES; BB TOP ACOES AGRO FUNDO DE INVESTIMENTO EM ACOES; BB TOP ACOES SMALL CAPS FDO DE INVESTIMENTO; BB ADELINO FI MULTIMERCADO CREDITO PRIVADO LP; BB MAR AZUL ACOES FUNDO DE INVESTIMENTO; BB ETF IBOVESPA FUNDO DE INDICE; BB TOP ACOES SETORIAL CONSUMO FI; BRASILPREV TOP A FUNDO DE INV DE ACOES; BRASILPREV TOP RETURN FUNDO DE INVESTIMENTO EM ACOES; BB PREVIDENCIA ACOES IBRX FUNDO DE INVESTIMENTO; BB ACOES GOVERNANCA FI; BB ECO GOLD FUNDO DE INVESTIMENTO EM ACOES; BB TOP ACOES EXPORTACAO FIA; BB TOP ACOES IBOVESPA INDEXADO FI; BB TOP ACOES ALL IN FIF RESP LIMITADA; BB TOP ACOES DUAL STRATEGY FI; BB ETF IAGRO-FFS B3 FUNDO DE ÍNDICE; BB TOP MM BALANCEADO FI LP; BB TOP ARBITRAGEM ALAVANCADO FI MULTIMERC LP; BB ETF INDICE BOVESPA B3 BR+ FUNDO DE INDICE RESP LTDA; BB TERRA DO SOL FUNDO DE INVESTIMENTO MM CREDITO PRIVADO; BB BNC ACOES NOSSA CAIXA NOSSO CLUBE DE INVESTIMENTO; BB CAP ACOES FUNDO DE INVESTIMENTO; FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TILT INDEX F; MISSOURI EDUCATION PENSION TRUST; CONSTRUCTION BUILDING UNIONS SUPER FUND; JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF; MINISTRY OF ECONOMY AND FINANCE; BLACKROCK BALANCED CAPITAL PORTFOLIO OF BLACKROCK SERIES FUN; CDN ACWI ALPHA TILTS FUND; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND; EMERGING MARKETS SMALL CAPIT EQUITY INDEX NON-LENDABLE FUND; EMERGING MARKETS SMALL CAPITALIZATION EQUITY INDEX FUND B; GLOBAL ALPHA TILTS FUND A; GLOBAL ALPHA TILTS ESG NON-LENDABLE FUND B; VANGUARD EMERGING MARKETS STOCK INDEX FUND; MSCI ACWI EX-U.S. IMI INDEX FUND B2; VANGUARD ESG INTERNATIONAL; ROBECO CAPITAL GROWTH FUNDS; AVIVA I INVESTMENT FUNDS ICVC - AVIVA I INTERNATIONAL I T F; VANGUARD FIDUCIARY TRT COMPANY INSTIT T INTL STK MKT INDEX T; VANGUARD F. T. C. INST. TOTAL INTL STOCK M. INDEX TRUST II; GLOBAL ALL CAP ALPHA TILTS FUND; BLACKROCK SUSTAINABLE ADVANTAGE GL EQUITY FD OF BLKRK FDS; INVESTERINGSFORENINGEN BANKINVEST ENGR SPR NRD TEMA FOND KL; MSCI EMERGING MARKETS EX CHINA IMI INDEX FUND; ALLIANZ GL INVESTORS GMBH ON BEHALF OF ALLIANZGI-FONDS DSPT; ISHARES EMERGING MARKETS IMI EQUITY INDEX FUND; BUREAU OF LABOR FUNDS - LABOR PENSION FUND; BUREAU OF LABOR FUNDS - LABOR RETIREMENT FUND; SHELL TR (BERM) LTD AS TR O SHELL OV CON P F; STATE OF NEW MEXICO STATE INV. COUNCIL; STICHTING SHELL PENSIOENFONDS; THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FD, A SE VAN S F; MARCOS DEIVID EUFRASIO DE FARIA; OAKTREE EMERGING MARKETS EQUITY FUND; RUSSELL INVESTMENT COMPANY EMERGING MARKETS FUND; LOCKHEED MARTIN CORP DEFINED CONTRIBUTION PLANS MASTER TRUST; STATE STREET G. A. L. SICAV - S. S. E. M. S. C. ESG S.E. F.; OAKTREE (LUX.) FUNDS - OAKTREE EMERGING MARKETS EQUITY FUND; TJ-NONQUALIFIED, LLC; TJ-QUALIFIED, LLC; TEACHER RETIREMENT SYSTEM OF TEXAS; ISHARES V PUBLIC LIMITED COMPANY; LOCKHEED MARTIN CORP MASTER RETIREMENT TRUST; CC&L U.S. Q MARKET NEUTRAL ONSHORE FUND II; UI BVK KAPITALVERWALTUN. MBH ON BEHALF OF BAYVK A2-FONDS; AIA INVESTMENT FUNDS AIA EQUITY INCOME FUND; BEST INVESTMENT CORPORATION; CCANDL Q EMERGING MARKETS EQUITY UCITS FUND A SUB FUND OF CO; HSBC ETFS PLC HSBC EMERG MARKET SUSTAIN EQUITY UCITS ETF; REASSURE LIMITED; PHOENIX U T M L R P A S INDEX EMERGING MARKET EQUITY FUND; ALLIANZ GLOBAL INVESTORS GMBH ON BEHALF OF ALLIANZGI-FONDS V; ARTUR LINDNER; NIEMEYER VICENTE DA SILVA; CONCORDIA PHOENIX FUNDO DE INVESTIMENTO MULTIMERCADO CP; JABURÁ FUNDO DE INVESTIMENTO FINANCEIRO AÇÕES.

Fiscal Council member present:

_____________________________________ Lucio Abrahão Monteiro Bastos Fiscal Council Member

Appraisal Company representative present:

_____________________________________ Miguel Côrtes Carneiro Monteiro

Company’s management representative, member of the Statutory Audit Committee and Special Independent Committee present:

_____________________________________ Antonio dos Santos Maciel Neto